Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of GreenHouse Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John W. Galt, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report on Form 10-Q for the period ending September 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report for the period ending September 30, 2011, fairly presents, in all material respects, the consolidated financial condition and results of operations of GreenHouse Holdings, Inc.

Date: November 14, 2011

/s/ John W. Galt
John W. Galt Chief Executive Officer (Principal Executive Officer)